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                                                                  EXHIBIT 10.1.1

                               FIRST AMENDMENT TO
                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT, dated effective as of October 15, 1999 (the "First Amendment"), is entered into between and among HERITAGE OPERATING, L.P., a Delaware limited partnership (the "Borrower") and BANK OF OKLAHOMA, NATIONAL ASSOCIATION ("BOk"), MERCANTILE BANK NATIONAL ASSOCIATION ("Mercantile") and LOCAL OKLAHOMA BANK, N. A. ("Local") (BOk, Mercantile and Local, together with each other Person that becomes a Bank pursuant to Article XI of the Credit Agreement (hereinafter defined) collectively referred to herein as the "Banks"), BOk, as administrative agent for the Banks (in such capacity, the "Administrative Agent") and Mercantile, as co-agent for the Banks (in such capacity, the "Co-Agent").

         WHEREAS, the Borrower, the Banks, the Administrative Agent and the Co-Agent entered into that certain First Amended and Restated Credit Agreement dated as of May 31, 1999 (the "Credit Agreement"); and

         WHEREAS, the Borrower has requested the Banks, the Administrative Agent and the Co-Agent to increase (i) the maximum outstanding amount of the Working Capital Loan pursuant to the Working Capital Facility from $20,000,000.00 to $35,000,000.00 and (ii) the maximum outstanding amount of the Acquisition Loan pursuant to the Acquisition Facility from $30,000,000.00 to $50,000,000.00 and to amend and modify certain other provisions of the Credit Agreement concerning interest rates and fees.

         NOW THEREFORE, the Credit Agreement is hereby amended and modified as follows:

         1. The definition of "Applicable Margin" in the Credit Agreement is deleted in its entirety and replaced with the following:

                  "Applicable Margin". With respect to any Eurodollar Loan or with respect to any Base Rate Loan, the rate of interest per annum determined for any Margin Period:

                           (i) if the Leverage Ratio on the Financial Statement
                  Delivery Date commencing such Margin Period was less than 3.25 to 1, the Applicable Margin will be .875% for Eurodollar Loans and zero for Base Rate Loans;

                           (ii) if the Leverage Ratio on the Financial Statement
                  Delivery Date commencing such Margin Period was equal to or greater than 3.25 to 1 but less than 3.75 to 1, the Applicable Margin will be 1.125% for Eurodollar Loans and zero for Base Rate Loans;


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                           (iii) if the Leverage Ratio on the Financial
                  Statement Delivery Date commencing such Margin Period was equal to or greater than 3.75 to 1 but less than 4.25 to 1, the Applicable Margin will be 1.375% for Eurodollar Loans and zero for Base Rate Loans;

                           (iv) if the Leverage Ratio on the Financial Statement
                  Delivery Date commencing such Margin Period was equal to or greater than 4.25 to 1 but less than 4.50 to 1, the Applicable Margin will be 1.500% for Eurodollar Loans and zero for Base Rate Loans;

                           (v) if the Leverage Ratio on the Financial Statement
                  Delivery Date commencing such Margin Period was equal to or greater than 4.50 to 1 but less than 4.75 to 1, the Applicable Margin will be 1.625% for Eurodollar Loans and 0.125% for Base Rate Loans; and

                           (vi) if the Leverage Ratio on the Financial Statement
                  Delivery Date commencing such Margin Period was equal to or greater than 4.75 to 1, the Applicable Margin will be 1.875% for Eurodollar Loans and .250% for Base Rate Loans.

                  Notwithstanding the foregoing, if any of the financial statements required pursuant to Section 7A.1(i) are not delivered within the time periods specified in Section 7A.1(i), the Applicable Margin shall be the Applicable Margin set forth in clause (vi) above until the date such statements are delivered.

         2. The definition of "Existing Credit Agreement" in the Credit Agreement is deleted in its entirety and replaced with the following:

                  "Existing Credit Agreement" means the Credit Agreement dated as of June 25, 1996, as amended by the First Amendment to Credit Agreement dated as of July 25, 1996, the Second Amendment to Credit Agreement dated as of February 28, 1997, the Third Amendment to Credit Agreement dated as of September 30, 1997, the Fourth Amendment to Credit Agreement dated as of November 18, 1997, and the Fifth Amendment to Credit Agreement dated as of November 13, 1998, between and among Borrower, BOk, Mercantile and BankBoston, N.A., and BankBoston, N.A., as Administrative Agent, and BOk, as Documentation Agent, as replaced and restated by the First Amended and Restated Credit Agreement dated as of May 31, 1999, between and among Borrower, BOk, Mercantile and Local, and BOk, as Administrative Agent, and Mercantile, as Co-Agent.


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         3. The definition of "Intercreditor Agreement" in the Credit Agreement
shall be amended by adding at the end thereof the phrase "or the Credit Agreement, as amended."

         4. The definition of "Note Purchase Agreement" in the Credit Agreement is deleted in its entirety and replaced by the following:

                  "Note Purchase Agreements" means that certain (i) Note Purchase Agreement between Heritage, Borrower and the Note Purchasers named in the Purchaser Schedule annexed as Schedule I thereto dated as of June 25, 1996, as amended, and (ii) Note Purchase Agreement between Borrower and the Note Purchasers named in the Initial Purchaser Schedule annexed thereto dated as of November 19, 1997, as amended.

         5. The definition of "Private Placement Notes" in the Credit Agreement is deleted in its entirety and replaced by the following:

                  "Private Placement Notes" means (i) the $120,000,000 senior secured notes issued pursuant to the Memorandum, sold to the Purchasers and described and defined in the Note Purchase Agreement dated as of June 25, 1996, as amended, and (ii) the $47,000,000 senior secured notes described and defined in the Note Purchase Agreement dated as of November 19, 1997, as amended.

         6. Section 2.1.2(a) of the Existing Credit Agreement is amended by deleting "$30,000,000" and inserting in lieu thereof "$50,000,000." The form of Exhibits 2.1.3 (Acquisition Loan Advance Request) and 2.1.4 (Acquisition Notes) annexed to the Existing Credit Agreement are replaced with the form of Exhibits
2.1.3 and 2.1.4 annexed to this First Amendment.

         7. Section 2.2.2 of the Existing Credit Agreement is amended by deleting "$20,000,000" and inserting in lieu thereof "$35,000,000." The form of Exhibits 2.2.3 (Loan Advance Request [Working Capital Credit Loans]) and 2.2.4 (Working Capital Notes) annexed to the Existing Credit Agreement are replaced with the form of Exhibits 2.2.3 and 2.2.4 annexed to this First Amendment.

         8. Section 3.1 of the Existing Credit Agreement is amended by deleting "June 30, 1999" and inserting in lieu thereof "October 31, 1999."

         9. A new Section 3.12 "Facility Fees" shall be added to the Existing Credit Agreement as follows:

                  3.12 Facility Fees. The Borrower shall pay to (a) BOk a one time facility fee in the amount of $250,000 and (b) Mercantile a one time facility fee of $100,000, each due on the Closing Date of this First Amendment.


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         10. Section 6.1(vii) of the Existing Credit Agreement is deleted in its entirety and replaced by the following:

                  (vii) Opinions of Borrower's Counsel. The Agents shall have received from Borrower's counsel, Doerner, Saunders, Daniel & Anderson, L.L.P., a favorable written closing opinion addressed to the Agents and the Banks with respect to the Credit Agreement, as amended by this First Amendment, satisfactory in form and substance to the Administrative Agent's counsel including, without limitation, an opinion that all notices to or consents of the Collateral Agent or the Note Purchasers and all amendments to the Note Purchase Agreements as required by the amendments, modifications and transactions contemplated by this First Agreement have been duly obtained and are in full force and effect.

         11. Section 7B.2(ii)(x) of the Existing Credit Agreement is amended by deleting "$20,000,000" and inserting in lieu thereof "$35,000,000."

         12. Section 7B.2(iii) of the Existing Credit Agreement is amended by deleting "$30,000,000" and inserting in lieu thereof "$50,000,000."

         13. Section 10.1 of the Existing Credit Agreement is deleted in its entirety and replaced by the following:

                  10.1 Interests in Loans/Commitments. The percentage interest of each Bank in the Loans and Letters of Credit, and the Commitments, shall be computed based on the maximum principal amount for each Bank as follows:

                    Maximum         Maximum Working         Maximum
                  Acquisition           Capital            Commitments      Percentage
Bank           Loan Commitments     Loan Commitments         Amount          Interest
----           ----------------     ----------------      --------------    ----------
BOk            $  26,470,588.24     $  18,529,411.76      $45,000,000.00       52.9411%
Mercantile     $  14,705,882.35     $  10,294.117.65      $25,000,000.00       29.4118%
Local          $   8,823,529.41     $   6,176,470.59      $15,000,000.00       17.6471%
               ----------------     ----------------      --------------    ----------

Total          $  50,000,000.00     $  35,000,000.00      $85,000,000.00      100.0000%
               ================     ================      ==============    ==========

                  The foregoing percentage interests, as from time to time in effect and reflected in the Register, are referred to as the "Percentage Interests" with respect to all or any portion of the Loans and Letters of Credit, and the Commitments.

         14. Section 11.4 of the Existing Credit Agreement is deleted in its entirety and replaced by the following:


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                  11.4 Sale of Certain Participations. The Borrower, the Agents
         and the Banks recognize and acknowledge that BOk is selling participating interests in its Notes to Stillwater National Bank and Trust Company ($8,000,000.00) and MidFirst Bank ($10,000,000.00),
         respectively.

         15. Existing Credit Agreement/Counterparts. All of the remaining terms, provisions and conditions of the Existing Credit Agreement, except as otherwise expressly amended and modified by this First Amendment, shall continue in full force and effect in all respects. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute a single First Amendment. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

         16. Intercreditor Agreement/Security Agreement. The Borrower confirms that it has reviewed and approved the terms of the Intercreditor Agreement, including without limitation, the setoff sharing provisions set forth in Section 13(c) thereof. The Borrower agrees that any setoffs shared under the terms of the Intercreditor Agreement with the Purchasers of the Private Placement Notes, to the extent of the portions so shared, will not be deemed to pay down the Loan. The Borrower further confirms and represents to the Banks, the Administrative Agent and the Co-Agent that (i) the additional $35,000,000.00 available under the Commitments ($15,000,000.00 under the Working Capital Loan Facility and $20,000,000.00 under the Acquisition Facility) are secured by the Security Agreement and (ii) any amendments to or modifications of the Security Agreement or the Intercreditor Agreement and any notice to or consent of the Collateral Agent required by virtue of the increased Commitments or other transactions contemplated by this First Amendment have been duly and validly consummated, given or obtained, as the case may be, and that such amendments, modifications or consents remain in full force and effect.

         17. Further Assurances. The Borrower will, upon the request of the Agent from time to time, promptly execute, acknowledge and deliver, and file and record, all such instruments and notices, and take all such action, as the Agents deem necessary or advisable to carry out the intent and purposes of this First Amendment and the Existing Credit Agreement.

         18. General. The Existing Credit Agreement and all of the other Loan Documents are each confirmed as being in full force and effect. This First Amendment, the Existing Credit Agreement and the other Loan Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. The invalidity or unenforceability of any provision hereof shall not affect the validity and enforceability of any other term or provision hereof. The headings in this First Amendment are for convenience of reference only and shall not alter, limit or otherwise affect the meaning


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hereof. Each of this First Amendment and the Existing Credit Agreement is a Loan
Document and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns including as such successors and assigns all holders of any Note. This First Amendment shall be governed by and construed in accordance with the laws (other than the conflict of law rules) of the State of Oklahoma.




                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Credit Agreement to be duly executed and delivered in Tulsa, Oklahoma, effective as of the 15th day of October, 1999, by the undersigned duly authorized officers thereof.


                                   "Borrower"

                                   HERITAGE OPERATING, L.P., a
                                   Delaware limited partnership

                                   By: Heritage Holdings, Inc., a Delaware
                                       corporation, general partner


                                       By /s/ H. MICHAEL KRIMBILL
                                          -----------------------------
                                          H. Michael Krimbill
                                          President



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                                     "Banks"

                                     BANK OF OKLAHOMA, NATIONAL
                                     ASSOCIATION



                                     By
                                       Denise L. Maltby, Senior Vice President


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                                       MERCANTILE BANK NATIONAL
                                       ASSOCIATION



                                       By
                                         Jeffrey A. Nelson, Vice President


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                                   LOCAL OKLAHOMA BANK, N.A.



                                   By
                                     Elisabeth F. Blue, Senior Vice President



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                                   "Administrative Agent"

                                   BANK OF OKLAHOMA, NATIONAL
                                   ASSOCIATION



                                   By
                                     Denise L. Maltby, Senior Vice President



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                                   "Co-Agent"

                                   MERCANTILE BANK NATIONAL ASSOCIATION



                                   By
                                     Jeffrey A. Nelson, Vice President



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